Exhibit 4.6.1

Termination Agreement

Oncothyreon Inc

a company incorporated in the State of Delaware

(previously Biomira Inc)

and

Prima Biomed Ltd

ACN 009 237 889

and

Cancer Vac Pty Ltd

ACN 096 859 513

K&L Gates

Melbourne office

DSLA.KMAR

Table of Contents

1.	Definitions and interpretation	1
1.1	Definitions	1
1.2	Interpretation	2

2.	Termination of License and Development Agreement	2

3.	Acknowledgments	2

4.	General	3
4.1	Nature of obligations	3
4.2	Entire understanding	3
4.3	No adverse construction	3
4.4	Further assurances	3
4.5	No waiver	3
4.6	Severability	4
4.7	Successors and assigns	4
4.8	No assignment	4
4.9	Consents and approvals	4
4.10	No variation	4
4.11	Costs	4
4.12	Governing law and jurisdiction	4
4.13	Counterparts	4
4.14	Execution and delivery	4
4.15	Conflicting provisions	5
4.16	No merger	5
4.17	Relationship of parties	5

Termination Agreement

Date 2 October 2013

Parties

1.	Oncothyreon Inc (a company incorporated in the State of Delaware) (previously Biomira Inc) of 2601 Fourth Avenue, Suite 500, Seattle, WA 98121 (Oncothyreon)

2.	Prima Biomed Ltd ACN 009 237 889 of Level 7, 151 Macquarie Street, Sydney, New South Wales 2000 (Prima Biomed)

3.	Cancer Vac Pty Ltd ACN 096 859 513 of Level 7, 151 Macquarie Street, Sydney, New South Wales 2000 (Cancer Vac)

Background

A.	Oncothyreon and Prima are parties to the License and Development Agreement.

B.	The parties wish to terminate the License and Development Agreement with effect on the Termination Date on the terms set out in this Agreement.

In consideration of the premises and the covenants and agreements herein contained, the parties agree as follows:

Agreed terms

1.	Definitions and interpretation

1.1	Definitions

In this Agreement:

Agreement means this termination agreement deed including the background;

Cancer Vac Technology has the meaning given to that term in the License and Development Agreement;

CRTL Technology has the meaning given to that term in the License and Development Agreement;

License and Development Agreement means the License and Development Agreement between Prima and Oncothyreon dated 9 March 2004 (originally between Biomira Inc (a corporation incorporated under the laws of Canada) and Prima), as subsequently amended by the Agreement of Variation of the License and Development Agreement dated 5 February 2007 and the Supplemental Agreement of Variation of License and Development Agreement dated 3 March 2011;

Prima means collectively Prima Biomed and Cancer Vac; and

Termination Date means the date of this Agreement.

1.2	Interpretation

In this Agreement, unless the context requires otherwise:

(a)	words or expressions defined in the License and Development Agreement have the same meaning when used in this Agreement;

(b)	the singular includes the plural and vice versa;

(c)	the headings are used for convenience only and do not affect the interpretation of this Agreement;

(d)	other grammatical forms of defined words or expressions have corresponding meanings; and

(e)	a reference to a document includes the document as modified from time to time and any document replacing it.

2.	Termination of License and Development Agreement

The parties agree that the License and Development Agreement will terminate with effect on the Termination Date.

3.	Acknowledgments

The parties acknowledge and agree that:

(a)	on the Termination Date the licence granted under the License and Development Agreement to:

(i)	Cancer Vac to use the CRTL Technology (if any); and

(ii)	Oncothyreon to use the Cancer Vac Technology (if any),

automatically terminates; and

(b)	termination of the License and Development Agreement in accordance with this Agreement will not affect any of the parties’ rights or obligations specified in section 9.3 of the License and Development Agreement to survive termination, including without limitation, sections 9.3, 9.4 and 9.5 (collectively, Continuing Provisions), provided that:

(i)	Section 7 will not survive termination;

(ii)	if a Continuing Provision expressly states that a right or obligation is “during the Term” that right or obligation will not survive termination; and

(iii)	notwithstanding any term of this Agreement or the License and Development Agreement, none of Prima’s payment obligations under the License and Development Agreement survive termination, including Cancer Vac’s obligation to make:

(A)	milestone payments under section 2.8 of the License and Development Agreement; and

(B)	royalty payments under section 2.9 of the License and Development Agreement; and

(c)	without limiting clause 3(b), each party must continue to hold in strict confidence any Confidential Information (as that term is defined in the License and Development Agreement) of each other party received by it under the License and Development Agreement.

4.	General

4.1	Nature of obligations

(a)	Any provision in this Agreement which binds more than one person binds all of those persons jointly and each of them severally.

(b)	Each obligation imposed on a party by this Agreement in favour of another is a separate obligation.

4.2	Entire understanding

(a)	This Agreement contains the entire understanding between the parties concerning the subject matter of the Agreement and supersedes, terminates and replaces all prior agreements and communications between the parties.

(b)	Each party acknowledges that, except as expressly stated in this Agreement, that party has not relied on any representation, warranty or undertaking of any kind made by or on behalf of another party in relation to the subject matter of this Agreement.

4.3	No adverse construction

This Agreement, and any provision of this Agreement, is not to be construed to the disadvantage of a party because that party was responsible for its preparation.

4.4	Further assurances

A party, at its own expense and within a reasonable time of being requested by another party to do so, must do all things and execute all documents that are reasonably necessary to give full effect to this Agreement.

4.5	No waiver

(a)	A failure, delay, relaxation or indulgence by a party in exercising any power or right conferred on the party by this Agreement does not operate as a waiver of the power or right.

(b)	A single or partial exercise of the power or right does not preclude a further exercise of it or the exercise of any other power or right under this Agreement.

(c)	A waiver of a breach does not operate as a waiver of any other breach.

4.6	Severability

Any provision of this Agreement which is invalid in any jurisdiction must, in relation to that jurisdiction:

(a)	be read down to the minimum extent necessary to achieve its validity, if applicable; and

(b)	be severed from this Agreement in any other case,

without invalidating or affecting the remaining provisions of this Agreement or the validity of that provision in any other jurisdiction.

4.7	Successors and assigns

This Agreement binds and benefits the parties and their respective successors and permitted assigns under clause 4.8.

4.8	No assignment

A party cannot assign or otherwise transfer the benefit of this Agreement without the prior written consent of the other party.

4.9	Consents and approvals

Where anything depends on the consent or approval of a party then, unless this Agreement provides otherwise, that consent or approval may be given conditionally or unconditionally or withheld, in the absolute discretion of that party.

4.10	No variation

This Agreement cannot be amended or varied except in writing signed by the parties.

4.11	Costs

Each party must pay its own legal costs of and incidental to the preparation and completion of this Agreement.

4.12	Governing law and jurisdiction

(a)	This Agreement is governed by and must be construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.

(b)	The parties submit to the exclusive jurisdiction of the courts of Alberta in respect of all matters arising out of or relating to this Agreement, its performance or subject matter.

4.13	Counterparts

If this Agreement consists of a number of signed counterparts, each is an original and all of the counterparts together constitute the same document.

4.14	Execution and delivery

(a)	Where a party (Executing Party) has executed and delivered this Agreement to another party (Recipient), the Executing Party’s obligations under this Agreement will not become binding until the Recipient and each other party have executed and delivered this Agreement to the Executing Party in accordance with the terms of this Agreement (Escrow Condition).

(b)	This Agreement is delivered by an Executing Party to a Recipient under clause 4.14(a) as an escrow until the Escrow Condition is fulfilled. On fulfilment of the Escrow Condition all parties to this Agreement will become bound contemporaneously.

4.15	Conflicting provisions

If there is any conflict between the main body of this Agreement and any schedules or annexures comprising it, then the provisions of the main body of this Agreement prevail.

4.16	No merger

A term or condition of, or act done in connection with, this Agreement does not operate as a merger of any of the rights or remedies of the parties under this Agreement and those rights and remedies continue unchanged.

4.17	Relationship of parties

Unless this Agreement expressly provides otherwise, nothing in this Agreement may be construed as creating a relationship of partnership, of principal and agent or of trustee and beneficiary.

The parties have executed this Agreement as of the date first written above.

Executed by Oncothyreon Inc:

/s/ Robert Kirkman	/s/ Julia Eastland
Signature of director	Signature of director or company secretary*
*delete whichever does not apply

Robert Kirkman	Julia Eastland
Name (please print)	Name (please print)

Executed by Prima Biomed Ltd ACN 009 237 889:

/s/ Matthew Lehman	/s/ Deanne Miller
Signature of director	Signature of director or company secretary*
*delete whichever does not apply

Matthew Lehman	Deanne Miller
Name (please print)	Name (please print)

Executed by Cancer Vac Pty Ltd ACN 096 859 513:

/s/ Matthew Lehman	/s/ Deanne Miller
Signature of director	Signature of director or company secretary*
*delete whichever does not apply

Matthew Lehman	Deanne Miller
Name (please print)	Name (please print)